ESSA Bancorp

Date:                      January 28, 2009
Contact:                   Gary S. Olson, President & CEO
Corporate Office:          200 Palmer Street
                           Stroudsburg, Pennsylvania 18360
Telephone:                 (570) 421-0531


                 ESSA BANCORP, INC. ANNOUNCES OPERATING RESULTS
                      FOR THE FIRST FISCAL QUARTER OF 2009


Stroudsburg, Pennsylvania, January 28, 2009 -- ESSA Bancorp, Inc. (the "Company") (NASDAQ Global MarketSM "ESSA") the holding company for ESSA Bank & Trust (the "Bank") today announced its operating results for the three months ended December 31, 2008. The Company reported net income of $1.8 million, or $0.13 per diluted share, for the three months ended December 31, 2008, as compared to net income of $1.7 million, or $0.11 per diluted share, for the corresponding 2007 period. The net income of $1.8 million for the three months ending December 31, 2008 included a one-time tax benefit of $317,000 related to the Company's other-than-temporary impairment (OTTI) charge taken in the previous year. The OTTI charge related to Fannie Mae perpetual preferred stock held in the Company's available-for-sale securities portfolio.

"It has been another strong quarter for the Company and our stockholders," noted Gary S. Olson, President and Chief Executive Officer of the Company. "Despite the overall weakening and significant level of uncertainty in our economy, the Bank's traditional approach to banking continues to produce solid results. The Company continues to maintain high levels of capital, strong earnings, quality loan underwriting standards, and stable asset quality. We are confident that these strengths will carry our Company successfully through these turbulent times."

Net Interest Income:

Net interest income increased $795,000, or 12.8%, to $7.0 million for the three months ended December 31, 2008, from $6.2 million for the comparable period in 2007. The increase was primarily attributable to an increase in the Company's interest rate spread to 2.28% for the three months ended December 31, 2008, from 1.93% for the comparable period in 2007, offset in part by a decrease in the Company's average net earning assets of $12.0 million.

Noninterest Income:

Noninterest income decreased $138,000, or 9.4%, to $1.3 million from $1.5 million for the comparable period in 2007. The primary reasons for the decrease were declines in service fees on deposit accounts of $66,000, service charges and fees on loans of $31,000 and trust and investment fees of $37,000.

Noninterest Expense:

Noninterest expense increased $735,000, or 14.6%, to $5.8 million for the three months ended December 31, 2008, from $5.0 million for the comparable period in 2007. The primary reason for the increase was an increase in compensation and employee benefits of $589,000. Compensation and employee benefits increased primarily as a result of an expense of $538,000 for the three months ended December 31, 2008, related to the Company's equity incentive plan. As previously announced, the Company's stockholders approved the ESSA Bancorp, Inc. 2007 Equity Incentive Plan at the 2008 Annual Meeting of Stockholders on May 8, 2008. Awards granted under the Equity Incentive Plan were made on May 23, 2008.

Balance Sheet

Total assets increased $39.2 million, or 4.0%, to $1,032.7 million at December 31, 2008, compared to $993.5 million at September 30, 2008. The primary reasons for the increase in assets were increases in certificates of deposit of $3.0 million, net loans receivable of $11.5 million, investment securities available for sale of $15.1 million, and an increase in cash and cash equivalents of $6.9 million. The increase in net loans receivable included net increases in residential loans of $13.5 million, construction loans of $1.6 million and consumer loans of $100,000, which were partially offset by decreases in commercial real estate loans of $3.3 million and commercial loans of $728,000.

Total deposits increased $3.3 million at December 31, 2008, compared to September 30, 2008 primarily as a result of increases in money market accounts of $6.7 million. Borrowed funds increased during the same time period by $41.7 million.

Stockholders' equity decreased $5.9 million to $194.2 million at December 31, 2008, compared to $200.1 million at September 30, 2008 primarily as a result of a previously announced stock repurchase program the Company began in June 2008. As of December 31, 2008, the Company had purchased 1,462,500 shares at an average price of $13.09 per share.

Asset Quality:

Nonperforming assets totaled $3.9 million, or 0.38%, of total assets at December 31, 2008, compared to $4.0 million, or 0.40%, of total assets at September 30, 2008. The Company, in response to continued loan growth and concern over the deteriorating economy, made a provision for loan losses of $375,000 for the three months ended December 31, 2008, as compared to a provision of $150,000 for the comparable three-month period in 2007. The allowance for loan losses was $4.8 million, or 0.67%, of loans outstanding at December 31, 2008, compared to $4.9 million, or 0.69%, of loans outstanding at September 30, 2008.

ESSA Bank & Trust, a wholly-owned subsidiary of ESSA Bancorp, Inc., has total assets of over $980 million and is the leading service-oriented financial institution headquartered in the greater Pocono, Pennsylvania region. The Bank maintains its corporate headquarters in downtown Stroudsburg, Pennsylvania and has 13 community offices throughout the Pocono, Pennsylvania area. In addition to being one of the region's largest mortgage lenders, ESSA Bank & Trust offers a full range of retail and commercial financial services. ESSA Bancorp, Inc. stock trades on The NASDAQ Global MarketSM under the symbol "ESSA."

                                       ###

Forward-Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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




                        ESSA BANCORP, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)


                                                                                    December 31,    September 30,
                                                                                        2008             2008
                                                                                   --------------  ----------------
                                                                                       (dollars in thousands)

ASSETS
   Cash and due from banks......................................................     $     8,475    $          8,382
   Interest-bearing deposits with other institutions............................          10,996               4,232
                                                                                    --------------  -----------------
         Total cash and cash equivalents........................................          19,471              12,614
   Certificates of deposit......................................................           6,756               3,777
   Investment securities available for sale.....................................         219,186             204,078
   Investment securities held to maturity (fair value of $11,619 and $11,924)...          11,398              11,857
   Loans receivable (net of allowance for loan losses of $4,833 and $4,915).....         718,406             706,890
   Federal Home Loan Bank stock.................................................          20,727              19,188
   Premises and equipment.......................................................          10,605              10,662
   Bank-owned life insurance....................................................          14,655              14,516
   Foreclosed real estate.......................................................           2,150                  31
   Other assets.................................................................           9,354               9,869
     TOTAL ASSETS...............................................................    --------------   ----------------
                                                                                    $  1,032,708      $      993,482
                                                                                    ==============   ================


LIABILITIES
   Deposits.....................................................................    $    373,808      $      370,529
   Short-term borrowings........................................................          73,162              39,510
   Other borrowings.............................................................         381,247             373,247
   Advances by borrowers for taxes and insurance................................           3,504               2,047
   Other liabilities............................................................           6,816               8,063
                                                                                    --------------   -----------------
     TOTAL LIABILITIES..........................................................         838,537             793,396
                                                                                    --------------   -----------------
   Commitment and contingencies.................................................              --                  --

STOCKHOLDERS' EQUITY
      Preferred Stock...........................................................              --                  --
      Common stock..............................................................             170                 170
      Additional paid in capital................................................         160,505            159,919
      Unallocated common stock held by the Employee Stock Ownership Plan........         (12,679)           (12,792)
      Retained earnings.........................................................          59,536             58,227
      Treasury stock, at cost...................................................         (11,497)            (2,753)
      Accumulated other comprehensive loss......................................          (1,864)            (2,685)
                                                                                    ---------------  -----------------
      TOTAL STOCKHOLDERS' EQUITY................................................         194,171            200,086
                                                                                    ---------------  -----------------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY................................    $  1,032,708      $     993,482
                                                                                    ===============  =================

                        ESSA BANCORP, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)


                                                                                      For the Three Months
                                                                                       Ended December 31,
                                                                                    --------------------------
                                                                                        2008           2007
                                                                                    --------------  ----------
                                                                                      (dollars in thousands)

INTEREST INCOME

      Loans receivable..........................................................     $  10,601       $  9,783
      Investment securities:
            Taxable.............................................................         2,453         2,702
            Exempt from federal income tax......................................            83            83
      Other investment income...................................................           119           321
                                                                                    --------------  ----------
            Total interest income...............................................        13,256        12,889
                                                                                    --------------  ----------
INTEREST EXPENSE
      Deposits..................................................................         1,971         2,689
      Short-term borrowings.....................................................           155           438
      Other borrowings..........................................................         4,136         3,563
                                                                                    --------------  ----------
            Total interest expense..............................................         6,262         6,690
                                                                                    --------------  ----------

NET INTEREST INCOME.............................................................         6,994         6,199
      Provision for loan losses.................................................           375           150
                                                                                    --------------  ----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.............................         6,619         6,049
                                                                                    --------------  ----------

NONINTEREST INCOME
      Service fees on deposit accounts..........................................           840          906
      Services charges and fees on loans........................................           121          152
      Trust and investment fees.................................................           209          246
      Earnings on Bank-owned life insurance.....................................           139          146
      Other.....................................................................            16           13
                                                                                    --------------  ----------
            Total noninterest income............................................         1,325        1,463
                                                                                    --------------  ----------

NONINTEREST EXPENSE
      Compensation and employee benefits........................................         3,584        2,995
      Occupancy and equipment...................................................           710          684
      Professional fees.........................................................           335          289
      Data processing...........................................................           469          479
      Advertising...............................................................           203          145
      Other.....................................................................           466          440
                                                                                    --------------  ----------
            Total noninterest expense...........................................         5,767        5,032
                                                                                    --------------  ----------
Income before income taxes......................................................         2,177        2,480

Income taxes....................................................................           347          783
                                                                                    --------------  ----------

NET INCOME......................................................................   $     1,830       $ 1,697
                                                                                   ===============  ==========

EARNINGS PER SHARE..............................................................
           Basic                                                                   $      0.13          0.11
           Diluted                                                                        0.13          0.11
